 As filed with the Securities and Exchange Commission on October 19, 2000

                                                Registration No. 333-48034
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------
                                LXN CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                              3845                           33-05807874
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or organization)       Classification Code Number)            Identification No.)

                              6325 Lusk Boulevard
                              San Diego, CA 92121
                                (858) 546-7500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                             Michael A. Beeuwsaert
                     President and Chief Executive Officer
                                LXN Corporation
                              6325 Lusk Boulevard
                              San Diego, CA 92121
                                (858) 546-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------
                                  Copies to:

                 D. Bradley Peck                                Christopher D. Mitchell
              Christopher J. Kearns                                  Mark Casillas
                 Daniel P. Dillon                                      Andrew Kim
                Cooley Godward LLP                          Wilson Sonsini Goodrich & Rosati
         4365 Executive Drive, Suite 1100                       Professional Corporation
               San Diego, CA 92121                                 650 Page Mill Road
                  (858) 550-6000                                  Palo Alto, CA 94304
                                                                     (650) 493-9300

                              -------------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                              -------------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                                EXPLANATORY NOTE

   The purpose of this Amendment No. 1 to the Registration Statement is to file an exhibit to the Registration Statement, as set forth below in Item 16(a) of
Part II, and to add the paragraph at the bottom of the page above.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                     Amount To
                                                                      Be Paid
                                                                     ----------
Registration fee.................................................... $
NASD fee............................................................
Nasdaq National Market listing fee..................................
Printing and engraving..............................................
Legal fees and expenses.............................................
Accounting fees and expenses........................................
Blue sky fees and expenses..........................................
Transfer agent fees miscellaneous...................................
  Total............................................................. $1,500,000

Item 14. Indemnification of Directors and Officers

   Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

   The underwriting agreements the form of which is filed as Exhibit 1.1 to this registration statement, provides for the indemnification of our officers and directors, for certain liabilities arising under the Securities Act, the Securities Exchange Act or otherwise.

   We maintain director's and officer's insurance providing indemnification for our directors and certain of our officers.

   We have also entered into indemnification agreement with our officers and directors. Our bylaws include indemnification provisions covering our directors and executive officers.

Item 15. Recent Sales of Unregistered Securities

   Since August 30, 1997, we have sold and issued the following unregistered securities:

     1. On August 30, 1997, we issued a warrant to purchase an aggregate of 20,000 shares of our Series D Preferred Stock to one accredited investor.

     2. Between September 5, 1997 and January 30, 1998, we sold an aggregate of 1,258,260 shares of our Series D Preferred Stock for an aggregate purchase price of $15,728,250 to 41 accredited investors.

     3. On March 8, 1999, we sold an aggregate of 782,750 shares of our Series E Preferred Stock and warrants to purchase 402,916 shares of our Series E Preferred Stock for an aggregate purchase price of $10,175,750 to 18 accredited investors.

     4. Between August 28, 2000 and September 3, 2000 we issued two Convertible Promissory Notes in an aggregate principal amount of $2,500,000 to two accredited investors.

     5. On October 11, 2000, we issued a warrant to purchase a variable number of shares of our Common Stock to one accredited investor.

     6. Between March and October, 2000 we issued two warrants to purchase a total of 11,384 shares of our Common Stock to one accredited investor.

     7. On October 16, 2000, we sold an aggregate of 358,799 shares of our Series F Preferred Stock and warrants to purchase 17,861 shares of our Series F Preferred Stock for an aggregate purchase price of $5,023,186 to 13 accredited investors.

     8. As of October 16, 2000, we have granted options to purchase an aggregate of 1,682,060 shares of our Common Stock, including options subsequently cancelled that then became available for new option grants, to directors, employees and consultants under our 2000 Equity Incentive Plan. The exercise price for such options ranges from $0.20 to $4.38 per share. As of October 16, 2000, we have issued an aggregate of 73,920 shares of its Common Stock upon the exercise of stock options under our 2000 Equity Incentive Plan.

   Each outstanding share of our Preferred Stock will convert, upon the closing of this offering, into two shares of our Common Stock. The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, and/or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions under compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through employment or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

Exhibit
Number                                Description of Document
-------                               -----------------------

 1.1     Form of Underwriting Agreement(1)

 3.1     Registrant's Amended and Restated Certificate of Incorporation, as currently in effect(2)

 3.2     Form of Registrant's Amended and Restated Certificate of Incorporation, to be
         filed and become effective prior to the closing of this offering(2)

 3.3     Form of Registrant's Amended and Restated Certificate of Incorporation, to be
         filed and become effective after the closing of this offering(2)

 3.4     Registrant's Restated Bylaws, as currently in effect(2)

 3.5     Form of Registrant's Amended and Restated Bylaws, to be effective upon the closing of this offering(2)

 4.1     Sixth Amended and Restated Registration Rights Agreement dated October 16, 2000, as amended, by and among the Registrant and the investors named therein(2)

 4.2     Form of common stock certificate of Registrant(1)

 4.3     Form of Warrant to purchase Common Stock(2)

 4.4     Form of Warrant to purchase Common Stock(2)

 4.5     Form of Warrant to purchase Series F Preferred Stock(2)

 5.1     Opinion of Cooley Godward LLP(1)

10.1     Form of Indemnification Agreement for directors and officers(2)

10.2     2000 Equity Incentive Plan and forms of agreements thereunder(2)

10.3     2000 Employee Stock Purchase Plan and forms of agreements thereunder(2)

10.4     Letter Agreement, dated November 1, 1997, between the Registrant and John Burd(2)

Exhibit
Number                                Description of Document
-------                               -----------------------
10.5     Licensing Agreement, dated November 24, 1998, between the Registrant and
         Chronimed Inc.(2)

10.6     Licensing Agreement, dated August 17, 1994, between the Registrant and Bayer AG
         (formerly known as Miles Inc.)(2)

10.7     Service Agreement, dated December 1, 1998, between the Registrant and ACCESS
         Sales and Marketing LLC(2)

10.8     Development and Supply Agreement, dated January 16, 1998, between the Registrant and LRE Technology Partner GmbH+

10.9     Distributorship Agreement, dated August 20, 1999, between the Registrant and PSS
         World Medical(2)

10.10    Distribution Agreement, dated January 12, 2000, between the Registrant and Poly
         Medical Corporation/Liberty Medical Supply(2)

10.11    Distribution Agreement, dated April 20, 2000, between the Registrant and GEM
         Edwards Wholesale(2)

10.12    First Amendment to Credit Agreement and Promissory Note and Security Agreement,
         each dated March 22, 1999, between the Registrant and Imperial Bank and Second
         Amendment thereto dated October 5, 2000(2)

10.13    Industrial Real Estate Lease, dated June 1, 1998, between the Registrant and
         Steve and Barbara Keeling, as amended(2)

10.14    Executive Severance Benefits Agreement between Registrant and Michael Beeuwsaert dated October 11, 2000(2)

23.1     Consent of Independent Accountants(2)

23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1)(1)

24.1     Power of Attorney (see page II-6)

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(1) To be filed by amendment.

(2) Previously filed.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

  (b) Financial Statement Schedule

   Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of LXN pursuant to provisions described in Item 14 or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of LXN in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

                                   SIGNATURES

   Pursuant to the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of October, 2000.

                                          LXN CORPORATION

                                                /s/ Michael A. Beeuwsaert
                                          By: _________________________________
                                            Michael A. Beeuwsaert
                                            President and Chief Executive
                                            Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                         Title                  Date
               ---------                         -----                  ----

     /s/ Michael A. Beeuwsaert          President, Chief          October 19, 2000
 ______________________________________  Executive Officer, and
           Michael Beeuwsaert            Director (Principal
                                         Executive Officer)

                   *                    Vice President, Finance   October 19, 2000
 ______________________________________  and Chief Financial
              George Pache               Officer (Principal
                                         Financial and
                                         Accounting Officer)

                   *                    Chairman of the Board     October 19, 2000
 ______________________________________
               John Burd

                   *                    Director                  October 19, 2000
 ______________________________________
               Gary Stroy

                   *                    Director                  October 19, 2000
 ______________________________________
             Clint Severson

                   *                    Director                  October 19, 2000
 ______________________________________
              Charles Hsu

                   *                    Director                  October 19, 2000
 ______________________________________
               Nancy Katz

                   *                    Director                  October 19, 2000
 ______________________________________
            Ansbert Gadicke


 By:    /s/ Michael A. Beeuwsaert
    ------------------------------------
            Michael Beeuwsaert
             Attorney-in-fact

Exhibit
Number                                Description of Document
-------                               -----------------------
 1.1     Form of Underwriting Agreement(1)
 3.1     Registrant's Amended and Restated Certificate of Incorporation, as currently in effect(2)
 3.2     Form of Registrant's Amended and Restated Certificate of Incorporation, to be
         filed and become effective prior to the closing of this offering(2)
 3.3     Form of Registrant's Amended and Restated Certificate of Incorporation, to be
         filed and become effective after the closing of this offering(2)
 3.4     Registrant's Restated Bylaws, as currently in effect(2)
 3.5     Form of Registrant's Amended and Restated Bylaws, to be effective upon the closing of this offering(2)
 4.1     Sixth Amended and Restated Registration Rights Agreement dated October 16, 2000, as amended, by and among the Registrant and the investors named therein(2)
 4.2     Form of common stock certificate of Registrant(1)
 4.3     Form of Warrant to purchase Common Stock(2)
 4.4     Form of Warrant to purchase Common Stock(2)
 4.5     Form of Warrant to purchase Series F Preferred Stock(2)
 5.1     Opinion of Cooley Godward LLP(1)
10.1     Form of Indemnification Agreement for directors and officers(2)
10.2     2000 Equity Incentive Plan and forms of agreements thereunder(2)
10.3     2000 Employee Stock Purchase Plan and forms of agreements thereunder(2)
10.4     Letter Agreement, dated November 1, 1997, between the Registrant and John Burd(2)
10.5     Licensing Agreement, dated November 24, 1998, between the Registrant and
         Chronimed Inc.(2)
10.6     Licensing Agreement, dated August 17, 1994, between the Registrant and Bayer AG
         (formerly known as Miles Inc.)(2)
10.7     Service Agreement, dated December 1, 1998, between the Registrant and ACCESS
         Sales and Marketing LLC(2)
10.8     Development and Supply Agreement, dated January 16, 1998, between the Registrant and LRE Technology Partner GmbH+
10.9     Distributorship Agreement, dated August 20, 1999, between the Registrant and PSS
         World Medical(2)
10.10    Distribution Agreement, dated January 12, 2000, between the Registrant and Poly
         Medical Corporation/Liberty Medical Supply(2)
10.11    Distribution Agreement, dated April 20, 2000, between the Registrant and GEM
         Edwards Wholesale(2)
10.12    First Amendment to Credit Agreement and Promissory Note and Security Agreement,
         each dated March 22, 1999, between the Registrant and Imperial Bank and Second
         Amendment thereto dated October 5, 2000(2)
10.13    Industrial Real Estate Lease, dated June 1, 1998, between the Registrant and
         Steve and Barbara Keeling, as amended(2)
10.14    Executive Severance Benefits Agreement between Registrant and Michael Beeuwsaert dated October 11, 2000(2)
23.1     Consent of Independent Accountants(2)
23.2     Consent of Cooley Godward LLP (included in Exhibit 5.1)(1)
24.1     Power of Attorney (see page II-6)

--------

(1) To be filed by amendment.

(2) Previously filed.

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.